Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2016 relating to the financial statement of Fulgent Therapeutics LLC, which appears in the Company’s Prospectus filed on September 28, 2016 pursuant to Rule 424(b) of the Securities Act (Registration Statement No. 333-213469).

/s/ Deloitte & Touche LLP

Los Angeles, California

September 30, 2016